UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary proxy statement.

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive proxy statement.

☐	Definitive additional materials.

☐	Soliciting material under Rule 14a-12.

enherent Corp.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Pamela A. Fredette

Chairman, Chief Executive Officer and President

April 21, 2009

Dear enherent Stockholder:

On behalf of your Board of Directors and management, I cordially invite you to attend the Annual Meeting of Stockholders of enherent Corp. The meeting will be held on Thursday, May 21, 2009 at 10:00 a.m. EDT, at 5 West 37th Street, 9th Floor Conference Room, New York, New York 10018.

This Notice of Annual Meeting and Proxy Statement describe the business to be transacted at the meeting and provides other information regarding enherent that you should be aware of when you vote your shares. Also enclosed is the 2008 Annual Report to Stockholders.

The primary business of the Annual Meeting will be to elect one director and to approve amendments to enherent Corp.’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) that would (i) effect a one-for-ten reverse split of enherent Corp.’s common stock, $0.01 par value (the “Common Stock”); and (ii) change the corporate name from enherent Corp. to NextGen Analytics, Inc.

Your vote is important to us and therefore we want to ensure that your shares are represented at the Annual Meeting, whether or not you plan to attend. To ensure that you will be represented, we ask that you sign, date and return the enclosed proxy card or proxy voting instruction form as soon as possible. If you prefer, you may choose to vote by telephone or over the Internet. If you choose one of these forms of voting, it is not necessary for you to return your proxy card. Please vote as soon as possible.

We look forward to seeing you at the meeting.

Sincerely,

Pamela A. Fredette
Chairman, Chief Executive Officer and President

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 21, 2009

To the Stockholders of enherent Corp.:

The Annual Meeting of Stockholders of enherent Corp. (“enherent” or the “Company”) will be held at 5 West 37th Street, 9th Floor Conference Room, New York, New York 10018 on Thursday, May 21, 2009 at 10:00 a.m. EDT. The purpose of our Annual Meeting is to:

1. Elect one director for three-year term as described in the accompanying proxy materials;

2. Approve an amendment to the Company’s Restated Certificate of Incorporation that would effect a one-for-ten reverse split of enherent’s Common Stock;

3. Approve an amendment to the Company’s Restated Certificate of Incorporation to change the corporate name from enherent Corp. to NextGen Analytics, Inc.; and

4. Consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

You can vote at the Annual Meeting in person or by proxy if you were a stockholder of record on April 1, 2009. You may revoke your proxy at any time prior to its exercise at the Annual Meeting. Our Annual Report for the fiscal year ended December 31, 2008 is enclosed.

A complete list of our stockholders eligible to vote at the Annual Meeting will be open for examination by any stockholder, for any purpose related to the meeting, during ordinary business hours at the principal executive offices of enherent Corp., 33 Wood Avenue South, Suite 400, Iselin, New Jersey 08830, during the ten days prior to the Annual Meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK, SIGN AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

By Order of the Board of Directors

Lori Stanley

Corporate Secretary

April 21, 2009

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 21, 2009

This proxy statement and form of proxy are first being sent to stockholders on or about April 21, 2009.

QUESTIONS AND ANSWERS

What am I voting on?

We are soliciting your vote on (i) the election of one director to a three-year term, (ii) a proposal to amend our Restated Certificate of Incorporation to effect a one-for-ten reverse stock split, and (iii) a proposal to amend our Restated Certificate of Incorporation to change the name of our company to NextGen Analytics, Inc.

Who is entitled to vote?

Stockholders at the close of business on April 1, 2009 (the record date) are entitled to vote. On that date, there were                  shares of our common stock outstanding.

How many votes do I have?

Each share of our common stock that you owned as of the record date entitles you to one vote.

How do I vote?

All stockholders may vote by mail. All stockholders who hold their shares in their own name and most stockholders who hold shares through a bank or broker also may vote by telephone or over the Internet as described on the enclosed proxy card. If one of these options is available to you, we strongly encourage you to use it because it is faster and less costly to us. To vote by mail, please sign, date and mail your proxy card in the postage paid envelope provided. If you attend the Annual Meeting in person and would like to vote then, we will give you a ballot. If your shares are held in the name of your broker, bank or other nominee, you need to bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on April 1, 2009, the record date for voting.

What if I return my proxy card but do not mark it to show how I am voting?

If you sign, date and return your proxy card, your vote will be cast as you direct. If you do not indicate how you want to vote, you give authority to Pamela A. Fredette and Lori Stanley to vote for the items discussed in these proxy materials and any other matter that is properly brought at the Annual Meeting. In such a case, your vote will be cast FOR the election of the director nominee, FOR each of the proposals to amend our certificate of incorporation and FOR or AGAINST any other properly raised matters at the discretion of Ms. Fredette and Ms. Stanley.

Can I change my vote?

You may change your vote by revoking your proxy at any time before it is exercised in one of four ways:

1.	Notify our Corporate Secretary in writing before the Annual Meeting that you are revoking your proxy;

2.	Submit another proxy with a later date;

3.	Vote by telephone or Internet after you have given your proxy; or

4.	Vote in person at the Annual Meeting.

What does it mean if I receive more than one proxy card?

Your shares are likely registered differently or are in more than one account. You should sign and return all proxy cards to guarantee that all of your shares are voted. If you wish to combine your shareholder accounts in the future, you should contact our transfer agent, Mellon Investor Services, LLC at (800) 851-9677. Combining accounts reduces excess printing and mailing costs, resulting in savings for us and for you as a stockholder.

What constitutes a quorum?

The presence, in person or by proxy, of the holders of a majority of the total number of shares of our common stock issued and outstanding constitutes a quorum. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or Internet or if you attend the Annual Meeting.

Abstentions are counted as “shares present” at the Annual Meeting for purposes of determining whether a quorum exists. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because the brokers do not have voting authority and have not received voting instructions from you (so-called “broker non-votes”) are also considered “shares present” for purposes of determining whether a quorum exists.

What vote is required to approve each proposal?

Election of Director:    A majority of shares present or represented by proxy at the meeting must approve the election of a director. If you do not want to vote your shares for the nominee, you may indicate that in the space provided on the proxy card or withhold authority as prompted during telephone or Internet voting. In the election of a nominee for director, an abstention will have the effect of a vote against the nominee since it is one less vote for approval.

Amendment to our Restated Certificate of Incorporation, to effect a one-for ten reverse stock split of the outstanding shares of our Common Stock ( the “Reverse Stock Split”):    An affirmative vote of a majority of the shares of our Common Stock outstanding on April 1, 2009 must vote in favor of the proposal for the Reverse Stock Split to be approved.

Amendment to our Restated Certificate of Incorporation to change the corporate name from enherent Corp. to NextGen Analytics, Inc. (the “Corporate Name Change”):    An affirmative vote of a majority of the shares of our Common Stock Outstanding on April 1, 2009 must vote in favor of the proposal for the Corporate Name Change to be approved.

How do I submit a stockholder proposal?

You must submit a proposal to be included in our proxy statement for our 2010 Annual Meeting no later than December 22, 2009. Your proposal must be in writing and comply with the proxy rules of the Securities and Exchange Commission (“SEC”). You should send your proposal to our Corporate Secretary at 33 Wood Avenue South, Suite 400 Iselin, New Jersey 08830.

In addition, you may bring business before the 2010 Annual Meeting, other than a proposal included in the Proxy Statement, if you comply with the requirements specified in our bylaws. These requirements include: (i) providing written notice to our Corporate Secretary at 33 Wood Avenue South, Suite 400, Iselin, New Jersey 08830 not earlier than February 20, 2010 nor later than March 22, 2010; and (ii) supplying the additional information listed in Article II, Section 7 of our bylaws.

How do I nominate a director for consideration at next year’s Annual Meeting?

If you wish to recommend a nominee for director for the 2010 annual meeting, our Corporate Secretary must receive your written nomination on or before March 22, 2010 but not earlier than February 20, 2010. You should submit your proposal to the Corporate Secretary at our address on the cover of this proxy statement. Our bylaws require that you provide: (i) the name, age and business address of such nominee, (ii) the principal occupation of such nominee, (iii) a brief statement as to such nominee’s qualifications, (iv) a statement that such nominee consents to his or her nomination and will serve as a director if elected, (v) whether such nominee meets the definition of an “independent” director under New York Stock Exchange listing standards and (vi) the name, address, class and number of shares of Company stock held by the nominating stockholder.

Who pays to prepare, mail and solicit the proxies?

We will pay all of the costs of preparing, mailing and soliciting these proxies. We will ask brokers, banks, voting trustees and other nominees and fiduciaries to forward the proxy materials to the beneficial owners of our common stock and to obtain the authority to execute proxies. We will reimburse them for their reasonable expenses upon request. In addition to mailing proxy materials, our directors, officers and employees may solicit proxies in person, by telephone or otherwise. These individuals will not be specially compensated.

We have retained Mellon Investor Services, LLC to assist us in soliciting proxies for an estimated fee of $6,500 plus reasonable out-of-pocket expenses. Mellon Investor Services, LLC will ask brokerage houses and other custodians and nominees whether other persons are beneficial owners of our common stock. If so, we will supply them with additional copies of the proxy materials for distribution to the beneficial owners. We also will reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the proxy materials to the beneficial owners of our common stock.

Proposal 1

ELECTION OF DIRECTORS

Stockholders will elect one director at the Annual Meeting. Our Certificate of Incorporation provides for three classes of directors to be as nearly equal in number as possible, with each class serving a three-year term and with one class being elected each year. Currently, the Board of Directors is comprised of five members. The one Class III director whose term expires at the Annual Meeting is Faith Griffin. The Board of Directors has nominated Ms. Griffin for re-election as Class III director. Her term, if re-elected, will expire at the Annual Meeting in 2012, or at such time as their successor is elected and qualified. Other directors will continue in office until the expiration of the terms of their classes at the Annual Meeting of Stockholders in 2010 and 2011, as the case may be. The Board of Directors has concluded that each of Messrs. Cary, Mellinger and Minerva and Ms. Griffin meets the “independence” requirements set forth by the New York Stock Exchange.

Your shares will be voted as you specify on the enclosed proxy card. If you do not specify how you want your shares voted, we will vote them FOR the re-election of Ms. Griffin. In the event that Ms. Griffin should become unavailable for nomination or election, the person designated as proxy will have full discretion to cast votes for another person(s) designated by the Board of Directors, unless the Board of Directors reduces the number of directors. The nominees and continuing directors have provided the following information about themselves.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE NOMINEE FOR DIRECTOR.

Nominees to Serve Until 2012 Annual Meeting

Faith Griffin.    Ms. Griffin, 59, has served as a director of enherent since our merger with Dynax in April 2005 and had served as a director of Dynax from April 2003 until the merger. Ms. Griffin has extensive experience in the investment banking business working in various capacities at several different investment banking firms. Since January 2004, Ms. Griffin has been a financial consultant for F. Griffin Associates, LLC. From August 2002 through December 2003, Ms. Griffin was a Managing Director of Rockwood Group, Inc. From June 2000 to August 2002, Ms. Griffin served as Managing Director for merchant banking at Josephthal Investment Corporation. Prior to joining Josephthal, Ms. Griffin was a Managing Partner at Rodman & Renshaw, Inc. Ms. Griffin also serves as a director of Coda Octopus Group, Inc., a developer of underwater technologies and equipment for imaging, mapping, defense and survey applications.

Directors Continuing Until 2011 Annual Meeting

Pamela A. Fredette.    Ms. Fredette, 57, has served as the Chairman of our Board of Directors and as our Chief Executive Officer and President since the merger in April 2005 and had served as Dynax’s Chief Executive Officer and President, and as a director, since joining Dynax in June 2002. In February 2004, Ms. Fredette also took on the role as Dynax’s chairman of the board. From October 2000 to May 2002, Ms. Fredette served as a consultant to executive management at several technology solutions providers. From February 1999 to October 2000, Ms. Fredette served as President of The Netplex Group, Inc., a publicly traded information technology provider. From February 1993 through January 1999, Ms. Fredette was the President of the solutions division of Computer Horizons Corp., a publicly traded information technology provider. Ms. Fredette has a master’s degree in computer science from the New Jersey Institute of Technology.

William J. Cary.    William J. Cary, 70, has served as a director of enherent since September 2005. From December 1997 to December 2002, Mr. Cary was Senior Vice President/Chief Information Officer of NYCE Corporation (“NYCE”), a leading electronic payment company in the United States. Mr. Cary also served on the NYCE Board of Directors from June 2000 to May 2002. From April 1982 to November 1997, Mr. Cary was Senior Vice President/Chief Domain Architect at Citibank. From January 1973 to December 1981, Mr. Cary held senior operational positions with Sealand Service and John Wiley & Sons. From November 1963 to December 1972, Mr. Cary was the Director of Information Technology with Avis Rent-A-Car.

Directors Continuing Until 2010 Annual Meeting

Thomas Minerva.    Mr. Minerva, 61, has served as a director of enherent since the merger in April 2005 and had served as a director of Dynax Solutions, Inc. from February 2004 until the merger. Since 2002, Mr. Minerva has been a consultant with TCi Consulting and Research, Inc., which conducts benchmarking technology and operational surveys, and provides advisory services to the insurance industry and is a unit of Deloitte Consulting. From 1991 to 2002, Mr. Minerva was a Senior Vice President of Operations and Systems for individual financial services at Prudential Financial. From 1988 to 1991, Mr. Minerva was a Vice President of Strategic Business Systems for American Express, Inc.

Douglas K. Mellinger.    Mr. Mellinger, 44, founded PRT Corp. of America, our predecessor, in 1989 and was Chief Executive Officer from its inception until June 1999. Mr. Mellinger has been a director of enherent since 1989 and served as our Vice Chairman from February 2004 until December 2005. In April 2000, Mr. Mellinger was one of the founders of Foundation Source, a philanthropic solutions company. Mr. Mellinger became Chairman of Foundation Source in April 2001 and Chief Executive Officer of Foundation Source in August 2001. As of July 1, 2003, Mr. Mellinger changed his positions in Foundation Source to Vice Chairman and Founder. Mr. Mellinger was a Partner of Interactive Capital, an investment company, between July 2000 and August 2001. Prior to starting enherent, Mr. Mellinger was the National and International Director of the Association of Collegiate Entrepreneurs. Mr. Mellinger was the Chairman of the National Commission on Entrepreneurship in Washington, D.C. and on the Board of The Kauffman Center for Entrepreneurial Leadership. Mr. Mellinger is the past International President of the Young Entrepreneurs’ Organization and is a member of the Young Presidents’ Organization. Mr. Mellinger also serves as a director of EDGAR Online, Inc., a provider of business and financial information. Mr. Mellinger also serves as a director for the following companies: Ascentis Corporation, a provider of HR and payroll services; By Kids for Kids Co., a global marketing, branding and licensing representative of teen-created product ideas; International Education Corporation, a provider of educational services; and Sequest Technologies Inc., a provider of software solutions for healthcare providers.

OWNERSHIP OF ENHERENT CORP. COMMON STOCK

The following table sets forth certain information regarding the beneficial ownership of enherent common stock as of April 1, 2009 by each director and nominee for director, the executive officers named in the Summary Compensation Table below and by all current directors and executive officers as a group. Except as set forth below, each of the individuals listed below has sole voting and investment power over such shares and is the owner of less than one percent of the outstanding shares of enherent common stock. The business address of each director and executive officer is: c/o enherent Corp., 33 Wood Avenue South, Suite 400 Iselin, New Jersey 08830.

Director and Executive Officers’ enherent Common Stock Ownership

Name of Beneficial Owner	Number of Shares Owned	Right to Acquire(1)	Shares Beneficially Owned(2)	Percent of Outstanding Shares
William J. Cary	—	150,000	150,000	*
Pamela A. Fredette	3,268,169	2,608,562	5,876,731
Faith Griffin	—	341,795	341,795	*
Douglas K. Mellinger	1,880,290	535,714	2,416,004
Thomas Minerva	40,000	753,436	793,436
Lori Stanley	—	349,334	349,334	*
Arunava De	—	55,000	55,000	*
Directors and current executive officers of enherent Corp. (7 persons)	5,188,459	4,793,841	9,982,300%

*	less than 1%

(1)	Consists of shares subject to options currently exercisable or exercisable within 60 days of the date hereof.

(2)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. These rules require that we consider all shares of common stock that can be issued under convertible securities, warrants or options currently or within 60 days (“common stock equivalents”) to be outstanding for the purpose of computing the percentage ownership of the person holding those securities, but do not consider those securities to be outstanding for computing the percentage ownership of any other person. Each owner’s percentage is calculated by dividing the number of shares owned by that owner plus the number of shares that can be acquired (by exercise or conversion) by that owner within 60 days by the sum of the number of shares of outstanding common stock, , and the number of shares that owner has the right to acquire/convert within 60 days.

5% Beneficial Owners

The following table sets forth certain information regarding the beneficial ownership of enherent common stock as of April 1, 2009 by each person or group known to enherent to beneficially own more than 5% of our outstanding common stock, other than our directors and executive officers.

Name and Address of Beneficial Owner(1)	Number of Shares Owned	Right to Acquire	Shares Beneficially Owned(2)	Percent of Class
Raptor Global Portfolio Ltd.	2,233,826	—	2,233,826
Tudor Investment Corporation BVI Global Portfolio Ltd. 40 Rowes Wharf Boston, MA 02110	6,593,336	—	6,593,336

(1)	The shares of Common Stock are owned directly by Raptor Global Portfolio Ltd. (2,233,826 shares of common stock), and Tudor BVI Global Portfolio Ltd. (6,593,336 shares of common stock).

Pursuant to an agreement dated December 31, 2008, by and among Tudor Investment Corp (“TIC”), James J. Pallotta (“Pallotta”), and others, TIC transacted a split-off of, among other entities, The Raptor Global Portfolio Ltd., a Cayman Islands corporation (“Raptor Portfolio”) (such split-off, the “Split-off”). As a result of the Split-off, TIC: (i) no longer employs Pallotta as its vice chairman; and (ii) is no longer involved, affiliated or associated with the management or operations of Raptor Portfolio. As of January 1, 2009, Pallotta, separately from TIC, manages and operates Raptor Portfolio as well as other funds and entities. As a result of the Split-off, Pallotta and Raptor Portfolio are no longer members of the Group.

Because TIC provides investment advisory services to BVI Portfolio, TIC may be deemed to beneficially own the shares of common stock owned by each such entity. TIC expressly disclaims such beneficial ownership.

Ownership information is based on a Schedule 13G filed by Raptor Portfolio on March 19, 2009 and a Schedule 13G-A filed by TIC on February 9, 2009.

(2)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. These rules require that we consider all shares of common stock that can be issued under convertible securities, warrants or options currently or within 60 days (“common stock equivalents”) to be outstanding for the purpose of computing the percentage ownership of the person holding those securities, but do not consider those securities to be outstanding for computing the percentage ownership of any other person. Each owner’s percentage is calculated by dividing the number of shares owned by that owner plus the number of shares that can be acquired (by exercise or conversion) by that owner within 60 days by the sum of the number of shares of outstanding common stock, , and the number of shares that owner has the right to acquire/convert within 60 days.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires that our executive officers, directors and 10% shareholders file reports of ownership and changes of ownership of our common stock with the SEC. The SEC has established specific due dates, and we are required to disclose in the proxy statement any failure to file by those dates. Based on our review of copies of Section 16(a) reports that we received from insiders for their 2008 transactions, we believe that our insiders have complied with all Section 16(a) filing requirements applicable to them during 2008, except that (i) Form 4’s reporting option grants to Messrs. Cary, Mellinger and Minerva and Ms. Griffin on May 22, 2008 were filed late due to an administrative error, (ii) a Form 4 reporting the transfer of shares by Tudor Investment Corp. on December 31, 2008 was filed late, and (iii) a Form 4 reporting an acquisition of shares by Tudor Investment Corp. from us on August 10, 2007 was filed late.

MEETINGS AND CERTAIN COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors met seven times during the 2008 fiscal year. In addition to meetings of the full Board, directors attended meetings of Board committees. The Company has Audit, Compensation, and Nominating & Governance Committees. All current directors who also were directors during 2008 attended at least 75% of the meetings of the Board of Directors and Board committees of which they were members.

AUDIT COMMITTEE.    Since September 24, 2007, the Audit Committee has been comprised of Faith Griffin, William J. Cary and Douglas Mellinger. In 2008, the Audit Committee met four times. The Board of Directors has concluded that Mr. Cary and Ms. Griffin are each “independent” as that term is defined under New York Stock Exchange listing standards for audit committee members. The Board of Directors has determined that Mr. Mellinger’s experience and knowledge of our business justifies his membership on our Audit Committee notwithstanding the fact that he is not “independent” as that term is defined under New York Stock Exchange listing standards for audit committee members, due to compensation he received from us in prior years for consulting services. The Board of Directors has determined that Faith Griffin is a financial expert as that term has been defined by the SEC in Regulation S-K. The Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the work of any registered public accounting firm employed by enherent (including resolution of disagreements between our management and the accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or other attest services for enherent. Any such registered public accounting firm must report directly to the Audit Committee. The Audit Committee has the ultimate authority and responsibility to evaluate and, where appropriate, replace the registered public accounting firm.

The Audit Committee has adopted a policy that requires the advance approval of all audit services, audit-related tax services and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the service before the independent auditor is engaged to perform it.

The Board of Directors has adopted a written Audit Committee Charter, which is posted on our website at http://www.enherentcorp.com/audit-committee-charter.

COMPENSATION COMMITTEE.    The Compensation Committee is responsible for the administration of all salary, bonus and incentive compensation plans for our officers and key employees. The Compensation Committee also administers our Amended and Restated 1996 Stock Option Plan and our 2005 Stock Incentive Plan. Since September 24, 2007, the Compensation Committee has been comprised of William J. Cary, Faith Griffin, Douglas Mellinger and Thomas Minerva. In 2008, the Compensation Committee met four times. The Board of Directors has adopted a written charter for the Compensation Committee, which is posted on our website at http://www.enherentcorp.com/executive-compensation-committee-charter.

The Compensation Committee makes all compensation decisions for the named executive officers and approves recommendations regarding equity awards to all members of our senior management. Decisions regarding the non-equity compensation of other members of senior management are made by the Chief Executive Officer. The Chief Executive Officer annually reviews the performance of each named executive officer (other than the Chief Executive Officer whose performance is reviewed by the Compensation Committee). The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and short term incentive compensation, are presented to the Compensation Committee. The Compensation Committee can exercise its discretion in modifying any recommended adjustments or short or long- term incentive compensation to executives. Neither management nor the Compensation Committee employs an outside compensation consultant.

NOMINATING & GOVERNANCE COMMITTEE.    Effective as of April 22, 2005, the Nominating Committee was reconstituted as the Nominating & Governance Committee. Prior to this change, the Nominating Committee’s sole responsibility was for preparing a list of candidates to fill the expiring terms of directors on the enherent Board of Directors. The Nominating & Governance Committee continues to fill this role but also has the governance responsibilities discussed below. The Nominating & Governance Committee submits a list of candidates to the full Board of Directors and the full Board of Directors determines which candidates will be nominated to serve on the Board of Directors. The nominees are then submitted for election at the Annual Meeting of stockholders. The Nominating & Governance Committee also submits to the entire Board of Directors a list of candidates to fill any interim vacancies on the Board resulting from the departure of a Board member for any reason prior to the expiration of his or her term. In recommending candidates for the enherent Board of Directors, the Nominating & Governance Committee keeps in mind the functions of this body, as well as any Nominating Agreements entered into by enherent Corp. The Nominating & Governance Committee considers various criteria, including the ability of the individual to meet the “independence” requirements as set forth by the New York Stock Exchange, general business experience, general financial experience, knowledge of our industry (including past industry experience), education, and demonstrated character and judgment. The Nominating & Governance Committee will consider director candidates recommended by a stockholder if the stockholder mails timely notice to our Corporate Secretary at our principal offices, which notice includes (i) the name, age and business address of such nominee, (ii) the principal occupation of such nominee, (iii) a brief statement as to such nominee’s qualifications, (iv) a statement that such nominee consents to his or her nomination and will serve as a director if elected, (v) whether such nominee meets the definition of an “independent” director under standards of the New York Stock Exchange and (vi) the name, address, class and number of shares of Company stock held by the nominating stockholder. Any person nominated by a stockholder for election to the Board of Directors will be evaluated based on the same criteria as all other nominees. In addition to its previous duties, the newly constituted Nominating & Governance Committee develops and recommends to the Board of Directors, our corporate governance guidelines; leads the Board of Directors in its annual review of the Board’s performance; makes recommendations to the Board regarding the compensation of non-management directors; and makes recommendations to the Board with respect to the assignment of individual directors to various committees. The members of the Nominating & Governance Committee currently are Douglas K. Mellinger, Chair, Pamela A. Fredette and Thomas Minerva. During 2008, the Nominating & Governance Committee did not meet. The members of the Nominating & Governance Committee did, however, engage in discussions in 2008 regarding the nomination of William J. Cary and Pamela Fredette for reelection as Class II Directors and acted by unanimous written consent to recommend that the full Board of Directors nominate Ms. Fredette and Mr. Cary for re-election as Class II directors at the 2008 Annual Meeting of Stockholders. Our Board has determined that each of Messrs. Mellinger and Minerva meets the “independence” requirements set forth by the New York Stock Exchange for nominating and governance committee members. The Board of Directors has adopted a written Nominating & Governance Committee Charter, which is posted on our website at http://www.enherentcorp.com/nominating-governance-committee-charter.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders may send written communications to the Board of Directors in care of our Corporate Secretary at 33 Wood Avenue South, Suite 400, Iselin, New Jersey 08830. Communications from stockholders to the Board will be handled by the Corporate Secretary in the following manner:

•	Communications addressed to a specific director will be sent unopened to the director.

•	Communications marked “confidential” (or similar) but addressed non-specifically to the Board will be sent unopened by the Corporate Secretary to the Chair of the Nominating & Governance Committee.

•	All other communications will be opened by the Corporate Secretary and forwarded as follows:

•

Communications determined to relate to Company financial matters will be logged and directed to the Chair of the Audit Committee, with a copy sent to the Chair of the Nominating & Governance Committee; and

•	All other communications opened by the Corporate Secretary will be logged and directed to the Chair of the Nominating & Governance Committee.

We currently have no policy with respect to director attendance at annual meetings. All of our directors attended our 2008 Annual Meeting either in person or by teleconference.

DIRECTOR COMPENSATION

The following table sets forth the compensation of our non-employee directors in 2008. Ms. Fredette does not receive any additional compensation for her service as a director.

Name	Fees Earned or Paid in Cash ($)		Option Awards ($)(1)		Total ($)
William J. Cary	13,000		4,450	(2)	17,450
Faith Griffin	14,000		4,500	(3)	18,500
Douglas K. Mellinger	12,000		15,900	(4)	27,900
Thomas Minerva	89,000	(5)	21,000	(6)	110.000

(1)	Represents the dollar amount we recognized for financial statement reporting purposes in 2008 in accordance with Financial Accounting Standards Board Statement No. 123R (FAS 123R). See Note 8 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008, for a discussion of the assumptions made in determining this amount.

(2)	On May 22, 2008, Mr. Cary received a grant of an option to purchase 50,000 shares of our common stock at an exercise price of $0.08 per share. This option vested as to 25,000 shares upon grant and vests as to 25,000 shares on May 22, 2009. This option had a grant date fair value of $4,000 computed in accordance with FAS 123R. As of December 31, 2008, Mr. Cary held options to purchase an aggregate of 150,000 shares of our common stock.

(3)	On May 22, 2008, Ms. Griffin received a grant of an option to purchase 50,000 shares of our common stock at an exercise price of $0.08 per share. This option vested as to 25,000 shares upon grant and vests as to 25,000 shares on May 22, 2009. This option had a grant date fair value of $4,000 computed in accordance with FAS 123R. As of December 31, 2008, Ms. Griffin held options to purchase an aggregate of 341,795 shares of our common stock.

(4)	On May 22, 2008, Mr. Mellinger received a grant of an option to purchase 50,000 shares of our common stock at an exercise price of $0.08 per share. This option vested as to 25,000 shares upon grant and vests as to 25,000 shares on May 22, 2009. This option had a grant date fair value of $4,000 computed in accordance with FAS 123R. As of December 31, 2008, Mr. Mellinger held options to purchase an aggregate of [750,000] shares of our common stock.

(5)	In addition to the compensation received by all non-employee directors, Mr. Minerva received an aggregate of $60,000 as compensation for his services as Vice Chairman pursuant to the arrangement described below. Mr. Minerva also received a discretionary bonus of $20,000 for his services as Vice Chairman.

(6)	On May 22, 2008, Mr. Minerva received a grant of an option to purchase 50,000 shares of our common stock at an exercise price of $0.08 per share. This option vested as to 25,000 shares upon grant and vests as to 25,000 shares on May 22, 2009. This option had a grant date fair value of $4,000 computed in accordance with FAS 123R. As of December 31, 2008, Mr. Minerva held options to purchase an aggregate of 753,436 shares of our common stock.

On May 10, 2005, the Compensation Committee of the Company’s Board of Directors approved a director compensation plan (the “Director Plan”) pursuant to which (i) directors of the Company receive $1,000 per quarter for service on the Company’s Board of Directors, (ii) the chairman of the Audit Committee of the Company’s Board of Directors receives $2,000 per year for service in that role, (iii) each other member of the Audit Committee of the Company’s Board of Directors receives $500 per meeting of the Audit Committee, and (iv) each member of the Compensation Committee of the Company’s Board of Directors receives $500 per meeting of the Compensation Committee.

Effective February 6, 2007, the Compensation Committee of the Company’s Board of Directors approved an amendment to the Director Plan. The amended Director Plan provides (i) directors of the Company $1,500 per quarter for service on the Company’s Board of Directors, (ii) the chairman of the Audit Committee of the Company’s Board of Directors receives $2,000 per year for the service in that role, (iii) each other member of the Audit committee of the Company’s Board of Directors receives $750 per quarter for meetings of the Audit Committee, (iv) the chairman of the Compensation Committee of the Company’s Board of Directors receives $1,000 per year for service in that role, and (v) each member of the Compensation Committee of the Company’s Board of Directors receives $750 per quarter for meetings of the Compensation Committee.

In addition to the annual retainer payments, under our 2005 Stock Option Plan, non-employee directors, when first elected or appointed to the Board of Directors, are awarded an option to purchase shares of our common stock. On the date of each Annual Meeting thereafter, each continuing non-employee director is awarded an option to purchase additional shares of our common stock. In each case, the exercise price is equal to the fair market value of our common stock on the date the option is granted. Commencing with the adoption of the 2005 Stock Incentive Plan at our 2005 annual meeting, the initial and annual option grants were for the purchase of 20,000 shares. At our 2006 annual meeting, the shareholders approved an amendment and restatement of the 2005 Stock Incentive Plan to increase the initial and annual option grants to purchase 30,000 shares. At our 2007 annual meeting, the shareholders approved an amendment and restatement of the 2005 Stock Incentive Plan to increase the initial and annual option grants to purchase 50,000 shares.

Effective January 9, 2006, the Board of Directors elected Thomas Minerva as non-executive Vice Chairman. In connection with his election, we entered into an agreement with Mr. Minerva pursuant to which he agreed to serve as Vice Chairman and to provide additional services to us (the “Minerva Agreement”). The term of the Minerva Agreement expired on December 31, 2007. Pursuant to the terms of the Minerva Agreement, we paid Mr. Minerva $5,000 per month and granted Mr. Minerva a non-qualified stock option to purchase up to 300,000 shares of common stock (the “Minerva Option”). The Minerva Option has a ten-year term, subject to earlier termination in certain circumstances, and vested as to 50,000 shares as of the date of grant and as to 125,000 shares on each of December 31, 2006 and 2007.

On January 2, 2008, the Board of Directors re-elected Thomas Minerva as non-executive Vice Chairman. In connection with his re-election, the Board also: (i) approved the form of an agreement pursuant to which Mr. Minerva will serve as Vice Chairman of, and provide additional services to us (the “Minerva Renewal Agreement”); and (ii) granted Mr. Minerva a non-qualified stock option to purchase up to 150,000 shares of Company common stock (the “Minerva Renewal Option”). The term of the Minerva Renewal Agreement, commenced as of January 1, 2008 and expires on December 31, 2009, but can be terminated earlier by either party on thirty days’ written notice. Pursuant to the terms of the Minerva Renewal Agreement, we agreed to pay Mr. Minerva $5,000 per month. The Minerva Renewal Option has a ten-year term, subject to earlier termination in certain circumstances, and vests as to 75,000 shares on the date of grant and as to 75,000 shares on January 2, 2009, provided that he continues to serve as Vice Chairman on such date.

EXECUTIVE OFFICERS

The following table sets forth our executive officers and their ages as of April 1, 2009 (collectively, the “Management”).

Name	Age	Position with the Company
Pamela A. Fredette	57	Chairman, Chief Executive Officer and President
Arunava De	45	Vice President of Finance and Controller
Lori Stanley	43	General Counsel, Corporate Secretary and Vice President of Human Resources

Pamela A. Fredette.    Ms. Fredette, 57, has served as served Chairman, President and Chief Executive Officer since the completion of our merger with Dynax in April 2005. Prior to the merger, she had served as Dynax’s Chief Executive Officer and President, and as a director, since joining Dynax in June 2002. In February 2004, Ms. Fredette also took on the role as Dynax’s chairman of the board. From October 2000 to May 2002, Ms. Fredette served as a consultant to executive management at several technology solutions providers. From February 1999 to October 2000, Ms. Fredette served as President of The Netplex Group, Inc., a publicly traded information technology provider. From February 1993 through January 1999, Ms. Fredette was the President of the solutions division of Computer Horizons Corp., a publicly traded information technology provider. Ms. Fredette has a master’s degree in computer science from the New Jersey Institute of Technology.

Arunava De.    Mr. De, 45, has served as the Company’s Vice President of Finance and Controller since November 16, 2007. Mr. De had served as the Company’s Controller since the Company’s merger with Dynax Solutions, Inc. on April 1, 2005. Prior to the merger, Mr. De had been the Controller of Dynax Solutions, Inc. since April 1, 2004. Mr. De has twenty years of financial and accounting experience. From March 2003 to March 2004, Mr. De served as the Controller of Infotech Global, Inc. From July 2000 to February 2003, Mr. De was the Group Financial Controller with Mindteck Holdings, Inc. Mr. De served as the Manager / Secretary and Treasurer of Nicco Infotec, Inc. from June 1994 to June 2000. Mr. De served in various capacities in India at Nicco Corporation Ltd. between August 1989 and May 1994. Mr. De also worked at Lovelock and Lewes, a public accounting and management consulting firm now part of PricewaterhouseCoopers, prior to August 1989. Mr. De received a B.S. from Calcutta University and is an Associate Member of The Institute of Chartered Accountants of India.

Lori Stanley.    Ms. Stanley, 43, has served as our General Counsel and Corporate Secretary since the completion of our merger with Dynax in April 2005. Prior to the merger, Ms. Stanley had been the General Counsel of Dynax since July 2002 and the Vice President of Human Resources and Corporate Secretary of Dynax since April 2003. She also served as a director of Dynax from September 2003 until the Merger. From November 2000 to June 2002, Ms. Stanley was General Counsel and Vice President of Human Resources for The A Consulting Team, Inc., a publicly traded information technology provider. From July 1999 to October 2000, Ms. Stanley was the Vice President of Legal Operations and Human Resources for The Netplex Group, Inc. From January 1997 to June 1999, Ms. Stanley was General Counsel of the Solutions Division of Computer Horizons Corp. Ms. Stanley has a law degree from Seton Hall Law School.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth information with respect to the compensation paid by us during the year ended December 31, 2008 to (i) our Chief Executive Officer and (ii) our next two most highly compensated executive officers who were serving as executive officers as of December 31, 2008:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)		Total ($)
Pamela A. Fredette Chairman, President and Chief Executive Officer	2008	375,375	—	—	—	140,844		516,219
	2007	349,375	—	—	—	174,689	(2)	524,064

Lori Stanley General Counsel, Corporate Secretary and Vice President of Human Resources	2008	202,125	—	—	6,209	22,660		230,994
	2007	188,125	—	—	4,000	26,439	(3)	218,564

Arunava De Vice President of Finance and Controller	2008	125,000	11,250	—	1,100	—		137,350
	2007	109,542	15,150	—	1,100	—		125,792

(1)	Represents dollar amounts we recognized for financial statement reporting purposes in 2008 and 2007 in accordance with Financial Accounting Standards Board Statement No. 123R (FAS 123R). See Note 8 to our Consolidated Financial Statements included in our Annual Reports on Form 10-K for the years ended December 31, 2008 and 2007, for a discussion of the assumptions made in determining this amount.

(2)	Consists of amounts earned in 2007, of which $130,001 was paid in 2007 and $44,688 was paid in 2008, in accordance with the terms of the plan.

(3)	Consists of amounts earned in 2007, of which $19,126 was paid in 2007 and $7,313 was paid in 2008, in accordance with the terms of the plan.

Outstanding Equity Awards at Year End

The following table sets forth information concerning the outstanding equity awards held by each of the named executive officers at December 31, 2008.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Pamela A. Fredette	727,187	—		0.05	10/31/2013
	1,881,375	—		0.13	11/30/2013

Lori Stanley	95,898	—		0.13	9/30/2014
	153,436	—		0.13	1/12/2014
	66,667	33,333	(1)	0.12	6/14/2017
	16,666	33,334	(2)	0.08	3/31/2018

Arunava De	20,000	10,000	(3)	0.11	11/20/2017

(1)	Vests on June 15, 2009.

(2)	Vests as to 16,667 shares on each of April 1, 2009 and 2010

(3)	Vests on November 21, 2009.

Employment Agreements and Potential Payments upon Termination or Change of Control

Pamela A. Fredette

On June 8, 2005, we entered into an employment agreement with Pamela A. Fredette, who became our President and Chief Executive Officer and the Chairman of our Board upon the completion of our merger with Dynax on April 1, 2005. Under the employment agreement, we are not permitted to reduce the annual base salary of $325,000 without Ms. Fredette’s consent, except in connection with a proportional decrease applicable to all of our executives. The agreement provides for participation in an annual cash bonus plan under which Ms. Fredette is entitled to cash bonuses based on our achievement of certain performance goals. Ms. Fredette is also entitled to participate in any equity-based compensation plans maintained by us and to participate in any grants given to employees generally. The employment agreement further provides for participation in all other senior executive benefit plans offered by us. Ms. Fredette also will receive business expense reimbursement, perquisites and vacation entitlements pursuant to the employment agreement. The employment agreement was effective as of April 1, 2005 and has a three-year term. The expiration date is automatically extended on a year-by-year basis unless we notify Ms. Fredette of non-renewal. On December 3, 2007, we entered into the First Amendment to Employment Agreement with Ms. Fredette (the “First Amendment”). Pursuant to the First Amendment the term of Ms. Fredette’s employment was extended from March 31, 2008 to March 31, 2010, subject thereafter to automatic annual renewals absent notice of termination by the Company or Ms. Fredette. On December 5, 2008, we entered into the Second Amendment to Employment Agreement dated as of December 1, 2008 with Ms. Fredette, pursuant to which Ms. Fredette’s base salary was set at $300,000 effective January 1, 2009.

Upon termination of employment other than for cause, death or disability, or upon resignation for good reason, the employment agreement provides for the following payments and benefits:

•	earned but unpaid annual base salary and bonus;

•

a lump sum payment equal to the sum of the annual base salary and Ms. Fredette’s most recent annual bonus payment (or if the termination occurs prior to earning a bonus, an amount equal to 50% of the annual base salary);

•	the vesting of any then outstanding options, and all options awarded to Ms. Fredette will remain exercisable for three years following termination;

•	the restrictions shall lapse on any then-outstanding shares of restricted stock;

•	all compensation and benefits payable under any of our compensation and benefit plans; and

•	we will continue to provide Ms. Fredette and her dependents for a period of twelve months with the various health and other benefits for which she is eligible.

Upon termination of employment by reason of death or disability, Ms. Fredette (or her estate) will receive all earned and unpaid annual base salary and bonus and all compensation and benefits payable under the terms of our compensation and benefit plans. All outstanding equity based awards will be treated according to the provisions of the applicable plans and award agreements.

Upon termination of employment by us for cause, or upon voluntary termination of employment by Ms. Fredette without good reason, we will pay Ms. Fredette her earned but unpaid annual base salary and bonus and all compensation and benefits payable under the terms of our compensation and benefit plans. All outstanding equity based awards shall be treated according to the provisions of the applicable plans and agreements.

If Ms. Fredette’s employment is terminated within one year following a change of control for a reason other than death, disability or termination by us for cause, or if her employment is terminated by her for good reason, she will be entitled to receive in lieu of the benefits otherwise payable to her on termination the following payments and benefits:

•	earned but unpaid annual base salary and bonus;

•

a lump sum payment equal to the sum of (2x) the annual base salary and Ms. Fredette’s most recent annual bonus payment (or if the termination occurs prior to earning a bonus, an amount equal to 50% of the annual base salary);

•	the vesting of any then outstanding options, and all options awarded to Ms. Fredette will remain exercisable for three years following termination;

•	the restrictions shall lapse on any then-outstanding shares of restricted stock;

•	all compensation and benefits payable under any of our compensation and benefit plans; and

•	we will continue to provide Ms. Fredette and her dependents for a period of eighteen (18) months with the various health and other benefits for which she is eligible.

For purposes of the employment agreement, a change of control includes the acquisition by any person (or group of related persons) of 30% or more of the voting power of our securities; a change in the majority of the Board of Directors within a two-year period without the approval of the incumbent Board or approval by our stockholders of (1) liquidation of the company, (2) the sale of all or substantially all of our assets, (3) a merger (except where our stockholders continue to hold at least 70% of the voting power of the new or continued entity).

Ms. Fredette is also entitled to these change-of-control benefits if she resigns for any reason within six months after a change of control, except that the (2x) lump sum payment described above is reduced to (1x) if:

•	the change of control transaction was recommended in writing to the Board of Directors by the executive;

•

in the case of the acquisition by a person of greater than 30% of our then-outstanding voting securities, the ownership is less than 40%, and the transaction involved the acquisition by us of another entity; or

•	in the case of a merger, our security holders continue to own at least 51% but less than 70% of the voting securities of the new (or continued) entity.

For purposes of the employment agreement, “cause” is defined as:

•

Ms. Fredette’s willful and continued failure to substantially perform her duties with us (other than in connection with a physical or mental illness or if executive resigns for good reason), which failure has not been cured after notice;

•	Ms. Fredette’s willful engaging in conduct, which is demonstrably and materially injurious to us, monetarily or otherwise; or

•	Ms. Fredette’s conviction of or plea of guilty or nolo contendere to any felony or misdemeanor involving dishonesty or moral turpitude.

For purposes of the employment agreement, “good reason” is defined as the occurrence of any of the following without Ms. Fredette’s consent:

•

assigning duties to Ms. Fredette that are inconsistent with those of her position as President and Chief Executive Officer, or an adverse alteration in the nature or status of her title or responsibilities;

•	a reduction by us in Ms. Fredette’s base salary or bonus opportunity;

•

a failure by us to provide Ms. Fredette with an opportunity for participation in any stock option plan or equity-based plan on a level consummate with her position, or to allow her to participate generally on a level consummate with her position in any grants to employees generally;

•	a relocation of Ms. Fredette’s principal place of employment to a location more than 50 miles from her current principal place of employment;

•	a material breach by us of our obligations to Ms. Fredette under the employment agreement;

•	notice to Ms. Fredette that we will not renew the employment agreement; or

•	voluntary termination of Ms. Fredette’s employment by her for any reason during the six month period following a change of control.

Lori Stanley

Effective April 1, 2005, upon the consummation of the merger we entered into an employment agreement with Lori Stanley pursuant to which she became our Corporate Secretary and General Counsel. Pursuant to the terms of her employment agreement, Ms. Stanley receives an annual base salary of $175,000. The employment agreement provided for an annual performance bonus of up to ten percent of her base salary based on personal and company goals to be determined by us. The term of Ms. Stanley’s employment agreement commenced as of April 1, 2005 and continued until April 1, 2006. The agreement was subject to automatic annual renewal unless either party delivered to the other written notice of non-renewal at least 30 days before the annual anniversary of April 1, but on February 21, 2006, we provided Ms. Stanley with a letter of non-renewal. Subsequently, we entered into a new employment agreement with Ms. Stanley, effective as of April 1, 2006, on terms substantially similar to the previous agreement. The new agreement provided for an initial term expiring on April 1, 2007, subject to automatic annual renewal unless either party delivers to the other written notice of non-renewal at least 30 days before the annual anniversary of April 1. Neither party provided notice of non-termination prior to the automatic renewal on April 1, 2009.

In the event that Ms. Stanley’s employment is terminated by us without “cause” or by Ms. Stanley for “good reason” (“cause” and “good reason” are defined in the employment agreement), we will be required to make severance payments to Ms. Stanley equal to six months of her base salary; provided however, no severance payment shall be due if we decide not to renew her employment. Any payments would be made monthly on our normal payroll dates. In addition, Ms. Stanley will be prohibited from competing with us or soliciting our employees within the geographic area set forth in her employment agreement for a period of one year after the date of termination of her employment for any reason.

Certain Transactions

We had no transactions during 2008 required to be reported under this caption, other than as disclosed above in Director Compensation. We review any relationships and transactions in which the company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Our Board of Directors reviews and approves or ratifies any related person transaction that is required to be reported under this caption. Any member of the Board of Directors who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

Proposal 2

AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A ONE-FOR-TEN REVERSE STOCK SPLIT OF ENHERENT’S COMMON STOCK

General

On February 25, 2009, our Board of Directors (the “Board”) approved, and recommended that our stockholders approve, an amendment to our Restated Certificate of Incorporation , in substantially the form attached hereto as Appendix A, to effect a 1-for-10 reverse stock split (the “Reverse Stock Split”). If you approve the amendment to the Restated Certificate of Incorporation, you would be authorizing our Board of Directors to effect the Reverse Stock Split by filing the amendment to the Restated Certificate of Incorporation with the Secretary of State of Delaware pursuant to which every ten shares of our outstanding Common Stock would be combined into one share of our Common Stock.

Purpose and Background of the Reverse Stock Split

The Board’s primary objective in proposing the Reverse Stock Split is to raise the per share trading price of our common stock. The Board believes that the Reverse Stock Split could, among other things, (i) strengthen the trading market in our common stock, which we believe has suffered due to the current low share price, (ii) facilitate higher levels of institutional stock ownership, where investment policies generally prohibit investments in lower-priced securities, and (iii) facilitate a possible future listing of our common stock on a stock exchange. We cannot assure you, however, that the reverse stock split will have any of these desired results.

The closing sale price of our common stock on the OTCBB on April XX, 2009 was $XX per share.

The Board further believes that an increased stock price may encourage investor interest and improve the marketability of our common stock to a broader range of investors, and thus improve liquidity. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. The Board believes that the anticipated higher market price resulting from a Reverse Stock Split may enable institutional investors and brokerage firms with policies and practices such as those described above to invest in our common stock.

The Board reserves its right to elect not to proceed with the Reverse Stock Split if it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company, provided that the Board shall not elect to proceed with the Reverse Stock Split any later than December 31, 2009.

Our Board of Directors does not intend to use the Reverse Stock Split as a part of or first step in a “going private” transaction pursuant to Rule 13e-3 under the Exchange Act.

Certain Risks Associated With the Amendment

We cannot assure you that the total market capitalization of our common stock after the Reverse Stock Split will be equal to or greater than the total market capitalization before the proposed Reverse Stock Split or that the per share market price of our common stock following the Reverse Stock Split will either exceed or remain higher than the current per share market price.

We cannot assure you that the market price per new share of common stock (the “New Shares”) after the Reverse Stock Split will rise or remain constant in proportion to the reduction in the number of old shares of common stock (the “Old Shares”) outstanding before the reverse stock split. For example, based on the closing market price of our common stock on April XX, 2009 of $XX per share, based on a reverse stock split ratio of one-for-ten, we cannot assure you that the post-split market price of our common stock would be $XXX per share. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split and, in the future, the market price of our common stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the Reverse Stock Split. In many cases, the total market capitalization of a company following a reverse stock split is lower than the total market capitalization before the reverse stock split. A decline in the market price for our common stock after the Reverse Stock Split may result in a greater percentage decline than would occur in the absence of a reverse stock split and the liquidity of our common stock could be adversely affected following a reverse stock split.

Effects of the Reverse Stock Split

After the effective date of the proposed Reverse Stock Split, each stockholder will own a reduced number of shares of our Common Stock. Every ten shares of our Common Stock that a stockholder owns will be combined and converted into a single share. We estimate that, following the Reverse Stock Split, we would have approximately the same number of stockholders. Except for any changes as a result of the treatment of fractional shares as discussed below, the completion of the Reverse Stock Split alone would not affect any stockholder’s proportionate equity interest in enherent. For example, a stockholder who owns a number of shares that, prior to the Reverse Stock Split, represented 1% of our outstanding shares would continue to own 1% of our outstanding shares after the Reverse Stock Split.

Upon effectiveness of the Reverse Stock Split, the number of authorized shares of Common Stock that are not issued or outstanding or reserved for issuance would increase from approximately 30 million to approximately 93 million.

The table below illustrates the approximate percentage reduction in the outstanding shares of Common Stock as a result of the Reverse Stock Split, the approximate number of shares of Common Stock that would remain outstanding following the Reverse Stock Split, the approximate number of shares of Common Stock that would remain authorized following the Reverse Stock Split and the approximate number of shares of Common Stock that would remain authorized but unissued following the Reverse Stock Split. The information in the following table is based on the              shares of Common Stock outstanding as of April Xx, 2009, but does not include the effect of rounding up fractional shares as discussed below.

Reverse Stock Split	Percentage Reduction in the Outstanding Shares of Common Stock	Common Stock Outstanding after the Reverse Stock Split	Common Stock Authorized before the Reverse Stock Split	Common Stock Authorized after the Reverse Stock Split	Post-Split Common Stock to be Authorized but Unissued after the Reverse Stock Split
1 for 10	90%		100,000,000	100,000,000

We have no current plans, proposals or arrangements to issue any of the newly available authorized shares of our Common Stock for any purpose, including future acquisitions and/or financings.

Fractional Shares

We will not issue fractional certificates for post-Reverse Stock Split shares in connection with the Reverse Stock Split. In lieu of issuing fractional shares, we will round up the number of shares to be received by the holder to the next whole number of shares.

Potential Anti-Takeover Effect

The Reverse Stock Split could adversely affect the ability of third parties to take over or change the control of our company by, for example, increasing the number of shares available for issuance thereby permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction for the combination of our company with another company. While it has no present intention to do so, the Board could authorize such issuances in an attempt to resist or frustrate a third-party transaction, favored by a majority of the independent stockholders, that would provide an above-market premium.

Effect of the Reverse Stock Split on Options

The number of shares subject to our outstanding options will be reduced in the same ratio as the reduction in the outstanding shares, rounded to the nearest whole share (with no cash payment for a partial share). The per share exercise price of those options also will be increased in direct proportion to the Reverse Stock Split ratio, so that the aggregate dollar amount payable for the purchase of the shares subject to the options will remain unchanged (subject to the rounding of shares). For example, if an optionee holds options to purchase 5,000 shares at an exercise price of $.50 per share, on the effectiveness of the Reverse Stock Split, the number of shares subject to that option would be reduced to 500 shares and the exercise price would be proportionally increased to $5.00 per share.

In addition, pursuant to the proposed Reverse Stock Split, the number of shares of Common Stock available for future issuances under our Amended and Restated 2005 Stock Option Plan, as well as the annual grant caps and automatic grants to non-employee directors, will be reduced in proportion to the Reverse Stock Split.

Procedure for Effecting Reverse Split and Exchange of Stock Certificates

If the Reverse Stock Split is approved by our stockholders, the Reverse Stock Split would become effective at such time as the amendment to the Certificate of Incorporation, the form of which is attached as Appendix A to this proxy statement, is filed with the Secretary of State of Delaware. Upon the filing of the amendment, all of our existing common stock will be converted into new common stock as set forth in the amendment.

As soon as practicable after the effective date of the Reverse Stock Split, stockholders will be notified that the Reverse Stock Split has been effected. BNY Mellon Shareowner Services, our transfer agent, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-Reverse Stock Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Stock Split shares in exchange for certificates representing post-Reverse Stock Split shares in accordance with the procedures to be set forth in a letter of transmittal that will be delivered to our stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered to the exchange agent his, her or its outstanding certificate(s) together with the properly completed and executed letter of transmittal. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO. Stockholders whose shares are held by their stockbroker do not need to submit old share certificates for exchange. These shares will automatically reflect the new quantity of shares based on the Reverse Stock Split. Beginning on the effective date of the Reverse Stock Split, each certificate representing pre-Reverse Stock Split shares will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares.

Accounting Consequences

The par value per share of our Common Stock would remain unchanged at $0.01 per share after the Reverse Stock Split. As a result, on the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to the Common Stock will be reduced proportionally, based on the exchange ratio of the Reverse Stock Split, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The amounts of net income or loss per common share and net book value per common share will be increased because there will be fewer shares of our Common Stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

No Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to our proposed amendment to our Certificate of Incorporation to effect the Reverse Stock Split, and we will not independently provide our stockholders with any such rights

Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain U.S. federal income tax consequences relating to the Reverse Stock Split as of the date hereof. Except where noted, this summary deals only with a stockholder who is a U.S. holder and holds common stock as a capital asset.

For purposes of this summary, a “U.S. holder” means a beneficial owner of common stock who is any of the following for U.S. federal income tax purposes: (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. A non-U.S. holder of common stock is a stockholder who is not a U.S. holder.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax considerations different from those summarized below. This summary does not represent a detailed description of the U.S. federal income tax consequences to a stockholder in light of his, her or its particular circumstances. In addition, it does not represent a description of the U.S. federal income tax consequences to a stockholder who is subject to special treatment under the U.S. federal income tax laws and does not address the tax considerations applicable to stockholders who may be subject to special tax rules, such as: partnerships, financial institutions; insurance companies; real estate investment trusts; regulated investment companies; grantor trusts; tax-exempt organizations; dealers or traders in securities or currencies; stockholders who hold common stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes or U.S. holders that have a functional currency other than the U.S. dollar; stockholders who actually or constructively own 10 percent or more of the Company’s voting stock; or a non-U.S. holder who is a U.S. expatriate, “controlled foreign corporation” or “passive foreign investment company.”

Moreover, this description does not address the U.S. federal estate and gift tax, alternative minimum tax or other tax consequences of the Reverse Stock Split. If an entity classified as a partnership for U.S. federal income tax purposes holds common stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership.

Each stockholder should consult his, her or its own tax advisers concerning the particular U.S. federal tax consequences of the Reverse Stock Split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any state, local or foreign income tax consequences.

Generally, a reverse stock split will not result in the recognition of gain or loss by a U.S. holder for U.S. federal income tax purposes. We believe that the Reverse Stock Split will qualify as a “reorganization” under Section 368(a)(1)(E) of the Code. Accordingly, except as provided below with respect to additional shares received in lieu of fractional shares and provided that the fair market value of the post-split shares is equal to the fair market value of the pre-split shares surrendered in exchange therefor:

•	A stockholder should not recognize any gain or loss in the Reverse Stock Split.

•	A stockholder’s aggregate tax basis in its shares of post-split shares should be equal to its aggregate tax basis in the pre-split shares exchanged therefor.

•	A stockholder’s holding period for the post-split shares should include the period during which the pre-split shares surrendered in exchange therefor were held.

However, the IRS may take the position that the receipt of additional shares in lieu of fractional shares is a distribution taxable as a dividend to the extent that we have earnings or profits, in which case a stockholder would recognize dividend income equal to the fair market value of the additional fraction of a share received and the stockholder would have a basis in such share equal to its fair market value and a holding period that begins on the day after the share is received. Stockholders should consult their own tax advisors regarding the tax consequences to them of the receipt of additional shares.

The tax consequences of the Reverse Stock Split under state, local and foreign laws are not addressed in this discussion. No opinion of counsel or ruling from the Internal Revenue Service has been or will be sought, and this discussion is not binding on the Internal Revenue Service and there is no assurance that they or a court will agree with our conclusions.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of all outstanding shares of common stock is required for approval of this proposal. An abstention or broker non-vote is not an affirmative vote and, therefore, will have the same effect as a vote against the proposal.

OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

Proposal 3

CORPORATE NAME CHANGE

Approval of an amendment to the Company’s Certificate of Incorporation to change the name of the Company from enherent Corp. to NextGen Analytics, Inc.

At the Meeting, stockholders will be asked to vote upon a proposal to approve an amendment to the Company’s Certificate of Incorporation to change the formal name of the Company from enherent Corp. to NextGen Analytics, Inc. (the “Name Change Amendment”). At a meeting on March 24, 2009, the Company’s Board of Directors unanimously approved the proposed amendment to the Company’s Certificate of Incorporation.

The Company was founded and first incorporated as PRT Corp. of America, a New York corporation, in 1989 and was reincorporated in Delaware in 1996 as PRT Group Inc. In July of 2000, PRT Group Inc. changed its name to enherent Corp. Over the past year, the Company expanded its offerings to include Advanced Analytics solutions that create value for customers. The Company has created and utilizes intellectual property to deliver these solutions including its delivery framework, business dictionaries and dashboards.

The Name Change Amendment is proposed to adopt a name which the Board of Directors believes aligns with the Company’s strategic direction and new market offerings. Management believes that the name change will have the effect of: (i) supporting the repositioning of the Company in the marketplace; (ii) aligning with the Company’s market messaging; and (iii) establishing market and brand recognition as a strategic solution provider with prospects, customers, partners and other third parties.

If the proposed Name Change Amendment is approved and filed with the Secretary of State of Delaware, the Company will no longer be known as enherent Corp. The Board reserves its right to elect not to proceed with the Name Change Amendment if it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company, provided that the Board shall not elect to proceed with the Name Change Amendment any later than December 31, 2009.

If the proposed Name Change Amendment is approved by the holders of Common Stock at the Meeting, an amendment to the Company’s Certificate of Incorporation will be filed with the Secretary of State of Delaware to effect the name change, which would be expected to occur as soon as practicable following the Meeting. Stock certificates representing shares of Common Stock of enherent Corp. may be retained by the stockholders holding certificates reflecting this name and need not be exchanged for certificates containing the Company’s new name. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for approval of the Name Change Amendment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY’S NAME FROM ENHERENT CORP. TO NEXTGEN ANALYTICS, INC.

INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors ratified the decision of the Audit Committee to select Cornick, Garber & Sandler, LLP to serve as our independent public accountants for the year ending December 31, 2008. Cornick, Garber & Sandler, LLP has been our independent public accountants since May 2005.

The following table shows the fees paid or accrued by us for the audit and other services provided by Cornick Garber & Sandler, for fiscal years 2008 and 2007. Cornick, Garber & Sandler, LLP did not render professional services relating to financial information systems design and implementation for the fiscal years ended December 31, 2008 and 2007.

	2008	2007
Audit fees(1)	$90,000	$90,000
Audit-related fees(2)	7,500	7,500
Tax fees(3)	5,000	5,000
All other fees	—	—

Total fees	$102,500	$102,500

(1)	Audit services of Cornick, Garber & Sandler, LLP for 2008 and for 2007 consisted of the examination of our consolidated financial statements and quarterly review of financial statements, as well as statutory audits, which are required for certain international subsidiaries, services related to filings made with the SEC and other attest services.

(2)	Audit-related services consisted primarily of the required audit of our employee benefit plan. All audit-related fees were approved by the Audit Committee.

(3)	Tax compliance and advisory services included assistance with the preparation of tax returns of certain of our international subsidiaries, as well as advising management as to the tax implications of certain transactions undertaken by us and accounting services rendered in connection with the merger transaction. All tax fees were approved by the Audit Committee.

The Audit Committee has determined that the provision of services related to audit services, audit-related services, and tax compliance and advisory services is compatible with maintaining the principal accountant’s independence.

We expect representatives of Cornick, Garber & Sandler, LLP will be present at the Annual Meeting where they will have the opportunity to make a statement if they so desire and to respond to appropriate questions.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008 with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors, and reviewed the letter from the independent auditors that addressed the auditors’ independence from us and our management including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee discussed with the independent auditors the overall scope and plans for their audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. The Audit Committee held four meetings during fiscal year 2008. In reliance on the reviews and discussions referred to above, the Audit Committee determined (and the Board has ratified) that the audited financial statements were to be included in the Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the SEC.

Faith Griffin, Chair of Audit Committee

William J. Cary, Member of Audit Committee

Douglas Mellinger, Member of Audit Committee

VOTING RESULTS OF THE ANNUAL MEETING

We will announce the voting results at the meeting and will publish the results in our quarterly report on Form 10-Q for the second quarter of 2009. We will file that report with the SEC, and you can get a copy by contacting either our Corporate Secretary at 732-603-3859 or the SEC at (800) SEC-0330 or www.sec.gov.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors knows of no matters that will be presented for consideration at the Annual Meeting other than the proposals set forth in this Proxy Statement. However, if any other matter calling for a vote of stockholders is properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment on such matters.

A COPY OF OUR ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS BEING MAILED TOGETHER WITH THIS PROXY STATEMENT. SUCH REPORT SHOULD NOT BE CONSIDERED AS PART OF THE PROXY MATERIALS. ADDITIONAL COPIES ARE AVAILABLE AND WILL BE SENT TO ANY STOCKHOLDER WITHOUT CHARGE UPON WRITTEN REQUEST TO ENHERENT CORP., 33 WOOD AVENUE SOUTH, SUITE 400, ISELIN, NEW JERSEY 08830, ATTENTION: LORI STANLEY, CORPORATE SECRETARY. THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE ELECTRONICALLY ON ENHERENT’S WEBSITE AT WWW.ENHERENTCORP.COM OR ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to be Held on May 21, 2009

The Notice of Annual Meeting, Proxy Statement and our 2008 Annual Report to Stockholders are available electronically at www.enherentcorp.com/investors.

By order of the Board of Directors,

Lori Stanley

Corporate Secretary

April 21, 2009

APPENDIX A

CERTIFICATE OF AMENDMENT

OF THE

RESTATED CERTIFICATE OF INCORPORATION

OF

ENHERENT CORP

enherent Corp., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), pursuant to the General Corporation Law of the State of Delaware (the “DGCL”), DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Restated Certificate of Incorporation of this corporation be amended by amending and restating paragraph (a) of the Article FOURTH in its entirety as follows:

Authorized Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is 111,000,000 shares of capital stock, consisting of (i) 100,000,000 shares of voting common stock, par value $.001 per share (the “Voting common Stock”), (ii) 1,000,000 shares of non-voting common stock, par value $.001 per share (the “Non-voting Common Stock” and, together with the Voting Common Stock, the “Common Stock”) and (iii) 10,000,000 shares of preferred stock, par value $.001 per share (the “Preferred Stock”). Effective at 12:01 a.m., Eastern time, on             , 2009 (the “Effective Time”), every ten (10) shares of Common Stock of the Corporation issued and outstanding or held as treasury shares shall thereupon, without any action on the part of the holder thereof, be reclassified and combined into one (1) share of validly issued, fully paid and non-assessable share of Common Stock having a par value per share of $.01 per share. Each person at that time holding of record any issued and outstanding shares of Common Stock shall receive upon surrender to the Corporation’s transfer agent a stock certificate or certificates to evidence and represent the number of shares of post-reverse stock split Common Stock to which such stockholder is entitled after giving effect to the reverse stock split; provided, however, that the Corporation shall not issue fractional shares of Common Stock in connection with this reverse stock split, but in lieu thereof will round up the number of shares to be received by the holder to the next whole number of shares.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

ACCORDINGLY, the Restated Certificate of Incorporation of this corporation is hereby amended by amending and restating paragraph (a) of the Article FOURTH in its entirety as follows:

Authorized Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is 111,000,000 shares of capital stock, consisting of (i) 100,000,000 shares of voting common stock, par value $.001 per share (the “Voting common Stock”), (ii) 1,000,000 shares of non-voting common stock, par value $.001 per share (the “Non-voting Common Stock” and, together with the Voting Common Stock, the “Common Stock”) and (iii) 10,000,000 shares of preferred stock, par value $.001 per share (the “Preferred Stock”). Effective at 12:01 a.m., Eastern time, on             , 2009 (the “Effective Time”), every ten (10) shares of Common Stock of the Corporation issued and outstanding or held as treasury shares shall thereupon, without any action on the part of the holder thereof, be reclassified and combined into one (1) share of validly issued, fully paid and non-assessable share of Common Stock having a par value per share of $.01 per share. Each person at that time holding of record any issued and outstanding shares of Common Stock shall receive upon surrender to the Corporation’s transfer agent a stock certificate or certificates to evidence and represent the number of shares of post-reverse stock split Common

A-1

Stock to which such stockholder is entitled after giving effect to the reverse stock split; provided, however, that the Corporation shall not issue fractional shares of Common Stock in connection with this reverse stock split, but in lieu thereof will round up the number of shares to be received by the holder to the next whole number of shares.

IN WITNESS WHEREOF, the Corporation has caused its duly authorized officer to execute this Certificate of Amendment on this day of             , 2009.

enherent Corp.

By:

Name:

Title:

Attest:

Name:                                         Lori Stanley

Title:                                           General Counsel and Secretary

A-2

APPENDIX B

CERTIFICATE OF AMENDMENT

OF THE

RESTATED CERTIFICATE OF INCORPORATION

OF

ENHERENT CORP

enherent Corp., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), pursuant to the General Corporation Law of the State of Delaware (the “DGCL”), DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Restated Certificate of Incorporation of this corporation be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

“the name of the Corporation is NextGen Analytics, Inc. (the “Corporation”).

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the DGCL at which the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

ACCORDINGLY, the Restated Certificate of Incorporation of this corporation is hereby amended so as to change the First Article thereof to read as follows in its entirety:

“the name of the Corporation is NextGen Analytics, Inc. (the “Corporation”).”

IN WITNESS WHEREOF, the Corporation has caused its duly authorized officer to execute this Certificate of Amendment on this             day of             , 2009.

enherent Corp.

By:

Name:

Title:

Attest:

Name:                                                 Lori Stanley

Title:                                                   General Counsel and Secretary

B-1

PROXY/VOTING INSTRUCTION CARD

This Proxy is solicited on behalf of the Board of Directors of enherent Corp.

for the Annual Meeting of Stockholders on May 21, 2009.

The undersigned hereby authorizes Pamela Fredette and Lori Stanley, and each or any of them with power to appoint her substitute, to vote as Proxy for the undersigned at the Annual Meeting of Stockholders to be held at 5 West 37th Street, 9th Floor Conference Room, New York, New York 10018, on Thursday, May 21, 2009 at 10:00 a.m. EDT, or any adjournment or postponement thereof, the number of shares which the undersigned would be entitled to vote if personally present. The proxies shall vote subject to the directions indicated on the reverse side of this card and proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any adjournments or postponements thereof. The proxies will vote as the Board of Directors recommends where the undersigned does not specify a choice.

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

You can now access your enherent Corp. account online.

Access your enherent Corp. shareholder/stockholder account online via Investor ServiceDirect® (ISD).

The transfer agent for enherent Corp., now makes it easy and convenient to get current information on your shareholder account.

• View account status • View certificate history	• Make address changes • Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner/isd

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

The Board of Directors recommends a vote “FOR” Proposals 1, 2, 3 and 4.

1.	Election of Directors Nominees: 01 Faith Griffin	FOR all nominees listed except as indicated ☐	WITHHOLD AUTHORITY to vote for all nominees ☐	2.	Approve an amendment to the Company’s Restated Certificate of Incorporation which would effect a one-for-ten reverse split of enherent’s Common Stock	FOR AGAINST ABSTAIN ☐ ☐ ☐
				3.	Approve an amendment to the Company’s Restated Certificate of Incorporation to change the corporate name from enherent Corp. to NextGen Analytics, Inc.	FOR AGAINST ABSTAIN ☐ ☐ ☐
				4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)
SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. VOTES MUST BE INDICATED [X] IN BLACK OR BLUE INK.						Check here if you: - plan to attend the Annual Meeting ☐

Signature	Signature	Date
Please sign name exactly as it appears on this card. Joint owners should each sign. Attorneys, trustees, executors, administrators, custodians, guardians or corporate officers should give full title.

Ù  FOLD AND DETACH HERE  Ù

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/enht Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step- by-step instructions will prompt you through enrollment.